Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Federated Government Income Securities, Inc.

We consent to the use in Post-Effective Amendment No. 39 to Registration Statement 2-74191 of Federated Government Income Securities, Inc. of our report dated April 9, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte &  Touche, LLP

DELOITTE & TOUCHE, LLP

Boston, Massachusetts
April 29, 1999